EXHIBIT B-10(b)(12)

              ENHANCED DEFINED CONTRIBUTION PLAN
                       OF GOLD KIST INC.

                           Foreword

     Effective January 1, 2000, Gold Kist Inc. has adopted the Enhanced Defined Contribution Plan of Gold Kist Inc. (the
"Plan") for the benefit of certain of its employees.

     The Plan hereinafter set forth has been approved by the Board of Directors of Gold Kist Inc. and is intended to conform to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and to qualify as a profit sharing plan under Section 401 (a) of the Internal Revenue Code of 1986, as amended, or any other applicable sections thereof.

     The rights to benefits of any eligible employee whose employment terminates prior to any amendment to the Plan shall be determined solely by the provisions of the Plan under which such eligible employee is covered, if any, as in effect at the time of such termination of employment, unless otherwise specifically provided herein.



                 ENHANCED DEFINED CONTRIBUTION
                              PLAN
                       OF GOLD KIST INC.

                       Table of Contents


Article I        Definitions                           1

Article II       Eligibility and Beneficiary

                 Designation                           8

Article III      Company Contributions                 9

Article IV       Investment of Contributions           11

Article V        Distributions                         13

Article VI       Management of Funds                   16

Article VII      Administration of the Plan            18

Article VIII     Amendment and Termination             23

Article IX       General Provisions                    25

Article X        Contribution Limitations              28




                           ARTICLE I

                          Definitions

     As used herein, unless otherwise defined or required by the context, the following words and phrases shall have the meanings indicated. Some of the words and phrases used in the Plan are not defined in this Article I, but, for convenience, are defined as they are introduced into the text.

     "Account" means the Member's account into which shall be credited the amounts in the Investment Funds attributable to contributions made by the Company on the Member's behalf pursuant to Section 3.1.

     "Affiliated Company" means any company which is related to the Company as a member of a controlled group of corporations in accordance with Section 414(b) of the Code, or as a trade or business under common control in accordance with Section 414(c) of the Code, or any other entity to the extent it is required to be aggregated with the Company in accordance with Section 414(o) of the Code and any regulations thereunder, or any organization which is part of an affiliated service group in accordance with Section 414(m) of the Code. For the purposes under the Plan of determining whether or not a person is an employee and the period of employment of such person, each such company shall be considered an Affiliated Company only for such period or periods during which such other company is a member of the controlled group or under common control.

     "Affiliated Sponsor" means any corporation and any other entity that wishes to adopt this Plan; provided, however, that any such entity described in this paragraph must be designated by the Board as an Affiliated Sponsor under the Plan.

     "Authorized Leave of Absence" means any temporary layoff or any absence authorized by the Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Participant returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence to the extent required by federal law.

     "Base Pay" means an Employee's regular base pay from the Company including sick pay, vacation pay, and holiday pay but excluding any commissions, overtime, bonuses, imputed income, severance or workers compensation, which is required to be reported as wages in Box 1 ("Wages, Tips and Compensation") on the Member's Form, W-2 (or its comparable location as provided on Form W-2 in future years). Base Pay shall also include any amounts excluded from a Member's taxable compensation pursuant to Section 125 of the Code.

     "Beneficiary" means such beneficiary as may be designated pursuant to Section 2.3.

    "Board" or "Board of Directors" means the Board of Directors of the Company.

    "Change in Control" refers to an occurrence in which (a) any person [as that term is defined in
Section 3(a)(9) of the Securities Exchange Act of
1934 ("Exchange Act")] is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly of (i) securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any Successor of the Company or (ii) notified equity of the Company representing 20% or more of the Company's notified equity then outstanding; (b) during any period of two consecutive years or less individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board or any company into which the Company may have merged, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (c) there shall have occurred (i) any liquidation of the Company not in the form of a merger into a corporation other than a parent corporation of the Company or (ii) any sale or other disposition of assets representing 50% or more of the book value of the Company at the time of the transaction or generating 50% or more of the Company's Net Profits over the three years proceeding the transaction; (d) the Company is a party to any merger as a result of which the persons who were either shareholders or owners of the notified equity of the Company immediately prior to the effective date of the merger shall have beneficial ownership of less than 60% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger; or (e) the Board determines that a Change in Control has occurred.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the committee appointed in accordance with Section 7.1. The term is interchangeable with "Plan Administrator."

      "Company" means Gold Kist Inc., a Georgia corporation, or any successor by merger, purchase or otherwise with respect to its employees.

     "Company Contributions" mean those contributions made by the Company under Section 3.1

     "Distribution" means payment by the Trustee to or for the benefit of a Participant, Beneficiary or other person entitled to benefits as provided in this Plan

       "Earnings" has the same definition as Base Pay but includes bonus amounts paid by the Company to the Employee while he is a Member during the Plan Year. In no event will Earnings be more for a Plan Year than the 401(a)(17) limit for that year. For 2000, the 401(a)(17) limit is $170,000.

      "Effective Date" means January 1, 2000.

      "Employee" means a person in the employ of the Company or an Affiliated Company. The term "Employee" shall exclude any person who is (i) a leased employee, (ii) a member of a bargaining unit, or (iii) a foreign national or citizen of a territorial possession of the United States of America whose employment relationship or contract of employment originates at, and whose services are performed solely for and at a branch facility of the Company outside the United States.
The term `leased employee' shall mean any person (other than an Employee of the Company or an Affiliated Company) who pursuant to an agreement between the Company or an Affiliated Company and any other person (`leasing organization') has performed services for the Company or an Affiliated Company.

     "Employer" means the Company or any Affiliated Sponsor which adopts this Plan for the Benefit of its Employees.

     "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service for an Employer.

     "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended.

     "Five Year Break in Service" means a period of five consecutive One-Year Periods of Severance.

     "Fund" or "Investment Fund" means any of the separate funds in which contributions to the Plan are invested in accordance with Article IV.

     "Hour of Service" means:

     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer.
     (b) Each hour for which an Employee is paid, or entitled to payment, by an Employer, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship is terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence; provided that in no event, shall an Employee receive credit for more than 501 Hours of Service for any single continuous period of non-working time.
     (c) Each hour for which an Employee is absent from work by reason of: (i) the pregnancy of the Employee, (ii) birth of a child of the Employee, (iii) placement of a child with the Employee in connection with the adoption of the child by the Employee, or (iv) caring for a child referred to in paragraphs
(i) through (iii) immediately following birth or placement.
Hours credited under this paragraph shall be credited at the rate of 8 hours per day, but shall not, in the aggregate, exceed the number of hours required to prevent the Employee from incurring a One-Year Break in Service (a maximum of 501 hours) during the first computation period in which a One-Year Break in Service would otherwise occur, provided, however, that this rule shall apply only during the Plan Year in which the absence from work begins and the immediately following
Plan Year. This paragraph (c) shall apply only to Participants who begin their absence from work for a reason specified in this paragraph (c) on or after the Effective
Date.
     (d) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer.
These hours shall be credited to the Employee for the computation period or period to which the award or agreement pertains, rather than the computation period in which the award, agreement, or payment is made.
     (e) In lieu of the foregoing, an Employee who is not compensated on an hourly basis (such as salary, commission or piecework employees) shall be credited with 45 Hours of Service for each week (or 10 Hours of Service for each day) in which such Employee would be credited with Hours of Service in hourly pay. However, this method of computing Hours of Service may not be used for any Employee whose Hours of Service is required to be counted and recorded by any federal law, such as the Fair Labor Standards Act. Any such method must yield an equivalency of at least 1,000 hours per computation period.

The following rules shall apply in determining whether an Employee completes an "Hour of Service":

    (1)  The same hours shall not be credited under subparagraphs
(a), (b) or (c) above, as the case may be, and subparagraph
(d) above, nor shall the same hours credited under subparagraphs (a) through (d) above be credited under subparagraph (e) above.
    (2) The rules relating to determining hours of service for reasons other than the performance of duties and for crediting hours of service to particular periods of employment shall be those rules stated in Department of Labor regulations Title
29, Chapter XXV, subchapter C, part 2530, Sections 200b-2(b) and 200b-2(c), respectively.

     "Investment Fund" means the separate funds under the Trust Fund which are distinguished by their investment objectives.

     "Investing Institution" means a Trustee, or mutual fund or investment manager, which is designated by the Committee or by Trust Agreement.

     "Member" means any Employee who has met the eligibility requirements of Section 2.1.

     "Named Fiduciary" means the Board of Directors, the Committee, and the Trustee.

     "Net Profits" means the pre-tax margin of the Employer as shown on the Employer's financial statement for the prior fiscal year.

     "One-Year Break in Service" means any Plan Year in which an Employee accrues 500 or fewer Hours of Service.

     "One-Year Period of Severance" means a 12-consecutive month period beginning on the Employee's Severance from Service and ending on the first anniversary of such date, provided that the Employee does not perform an Hour of Service for an Employer during such 12-consecutive month period.

     "Period of Severance" means the period that begins on the Employee's Severance from Service and ends on the Employee's Reemployment Commencement Date.

     "Plan" means the Enhanced Defined Contribution Plan of
Gold Kist Inc., as described herein.

     "Plan Administrator" or "Administrator" means the Committee appointed by the Board pursuant Article VII to administer the Plan. All references in the Plan to the Administrator shall be deemed to apply to the Committee and vice versa. The Committee so appointed is hereby designated as the "Administrator" of the Plan within the meaning of Section 3(16) of ERISA.

     "Plan Year" means the 12-month period beginning on January 1 and ending on the following December 31.

     "Reemployment Commencement Date" means the date on which an Employee first performs an Hour of Service for an Employer following a Period of Serverance.

     "Retirement" means Severance from Service after attaining age 55.

     "Service" means the active service of an Employee with the Employer.

     "Severance from Service" means the earliest to occur of the following events: (i) voluntary resignation (quit) from Service with Employer; (ii) discharge from Service with the Employer; (iii) Retirement; (iv) death; (v) Total and Permanent Disability; (vi) the first anniversary of the first date of a period during which an Employee is absent from Service with or without pay for any reason not described above (e.g., vacation, holiday, sickness, leave of absence, or layoff); or (vii) the second anniversary of the first date of a period during which an Employee is absent from Service with or without pay by reason of: (A) the pregnancy of the Employee, (B) birth of a child of the Employee, (C) placement of a child with the Employee in connection with the adoption of the child by the Employee or (D) caring for a child referred to in sub-clauses (A) through (C) immediately following such birth or placement.

     "Spouse" means the person who was married to the Member (as recognized under the laws of the state where the marriage was contracted) on the date on which payments to the Member from the Plan begin or, if the Member dies, Spouse shall mean the person who is married to a Member (as described above) throughout the one-year period preceding the date of the Member's death.

     "Total and Permanent Disability" means Participant's physical or mental condition resulting from bodily injury, disease, or mental disorder, which entitles the Participant to Social Security benefits.

     "Treasury Regulations" means regulations pertaining to certain sections of the Code as issued by the Secretary of the Treasury.

     "Trust Agreement" means the agreement entered into between the Company and the Trustee to fund benefits under the Plan.

     "Trust Fund" means the cash and other properties arising from contributions made by the Company in accordance with the provisions of this Plan and held and administered by the Trustee pursuant to the Trust
Agreement.

     "Trustee" means any bank or trust company designated by the Board of Directors under a trust agreement to receive Company Contributions made in accordance with
Section 3.1.

     "Valuation Date" means each business day of the Plan
Year for which plan assets are traded on a national exchange, or such other day as selected by the Committee.

     "Vesting Service" means:

     (a) Prior to January 1, 2000, an Employee shall receive credit for a year of Vesting Service for each year of Vesting Service that he was credited with under the terms of the Gold
Kist Profit Sharing and Investment Plan.
     (b) As of the Effective Date, an Employee shall earn a year of Vesting Service for each year during which the Employee completes 12 months of Service between his Employment
Commencement Date or Reemployment Commencement Date and his Severance from Service Date. An Employee shall also receive credit towards a year of Vesting Service for any Period of Severance that is less than 12 consecutive months. However, in no event shall more than a One-Year Period of Severance be taken into account as Vesting Service. Separate periods of Service and fractional years of Service shall be aggregated on the basis of days, so that an Employee earns a year of Vesting Service as of the date the Employee completes 365 days of Service.
     (c) If an Employee is absent from Service with or without pay for any reason other than quit, discharge or Retirement (e.g., vacation, holiday, sickness (including periods of time during which the Employee is receiving worker's compensation benefits), leave of absence, or layoff) and if within 12 months following the first date of such absence, the Employee quits, is discharged, or Retires and subsequently performs an Hour of Service within 12 months of the first date on which the Employee's absence began, the Employee's Vesting Service will include the entire period beginning with the date of his initial absence and ending with the Employee's Reemployment Commencement Date.
     (d) In an Employee incurs a One-Year Period of Severance, Service before the One-Year Period of Severance is not taken into account as Vesting Service until the Employee has completed a year of Vesting Service following his Reemployment Commencement Date.
     (e) If a Participant who is not fully vested in his Account incurs a Five-Year Break in Service and is subsequently re-employed, Service prior to the Five-Year Break in Service will not be taken into account as Vesting Service.
     (f) Vesting Service shall include periods of Service during which an Employee was employed by an Employer and compensated other than on a salaried basis.
     (g) Notwithstanding anything to the contrary contained herein, an Employee's Service with an Affiliate shall be considered Service with the Employer for purposes of determining Vesting Service.


                          ARTICLE II

            Eligibility and Beneficiary Designation

     2.1 Eligibility - Each Employee of the Company who has an annual Base Pay rate of $77,000 per year or more as of December 31, 1999 shall be eligible to participate in this Plan effective January 1, 2000. Once an Employee becomes a Member, he or she will remain a Member thereafter regardless of his or her Base Pay in the future. Similarly, an Employee who is not a Member but who in a subsequent year earns Base Pay of $77,000 or more will not participate in this Plan. Members who have a Severance of Service and are subsequently rehired will become eligible immediately upon their Reemployment Commencement Date.

     2.2 Beneficiary Designation - Subject to the rules set forth below with respect to married Members, each Member has the right to name a Beneficiary to receive any death benefits payable hereunder. Each Member also has the right, from time to time, to change any designation of Beneficiary. A designation or change of Beneficiary must be in writing on forms supplied by the Committee and any change of Beneficiary will not become effective until such change of Beneficiary is filed with the Committee or its designee whether or not the Member is alive at the time of such filing; provided, however, that any such change will not be effective with respect to any payments made by the Trustee in accordance with the Member's last designation and prior to the time such change was received by the Committee or its designee. In the case of any Member who is married on the date of his death, the Member's Spouse as of his date of death shall be his Beneficiary unless such Spouse shall have consented to a different
Beneficiary on prescribed forms and before either a notary public or an individual designated by the Committee. Such
Spousal consent must acknowledge the effect of the Beneficiary designation. In the absence of an effective
Beneficiary designation or if a named Beneficiary shall have died and no contingent Beneficiary shall have been properly designated, the first of the following classes of successive preference beneficiaries shall be the
Beneficiary:

     (a) the Member's surviving Spouse;

     (b) the Member's surviving children;

     (c) the estate of the Member.

Any individual who is designated as an alternate payee under a "qualified domestic relations order" (as defined in Code
Section 414(p)) relating to a Member's Account under this Plan shall be treated as a Beneficiary hereunder, to the extent provided by such order. The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the undistributed value of a deceased Member's Account as the Committee may deem proper, and its determination of death and of the right of such Beneficiary or other person to receive payment shall be conclusive.

                          ARTICLE III

                     Company Contributions

     3.1 Company Contributions - The Company may contribute to the Plan the amounts necessary to make the following allocations.

     (a) Allocations - Company Contributions shall be allocated at least quarterly (i.e., by March 31, June 30, September 30, and December 31) to the Accounts of Members who are employed during that quarter in accordance with the following schedule:

     (1) Primary Contribution - Each Member will receive a contribution each Plan Year quarter equal to 6.38% of his or her Earnings during that quarter. The maximum Primary Contribution that a Member can receive during a Plan Year will be $10,200.

     (2) Supplemental Contribution - Each Member will receive a Supplemental Contribution each Plan Year quarter equal to either 25% or 50% of the Primary Contribution attributable to such Plan Year quarter. The Supplemental Contribution percentage changes at the beginning of each fiscal year (July 1-June 30) and is based on the Company's Net Profits for the prior fiscal year as follows:

(i) If the Company's Net Profits are less than $20 million as of the end of a fiscal year (July 1-June 30), the Supplemental Contribution percentage for the subsequent fiscal year shall be 25%.

(ii) If the Company's Net Profits are $20 million or more as of the end of a fiscal year (July 1-June 30), the Supplemental Contribution percentage for the subsequent fiscal year shall be 50%.

"Net Profits" means the pre-tax margin of the Company as shown on the Company's financial statement for the fiscal year.
"Company" here includes operating subsidiaries of Gold Kist that contribute to the Net Profit figure.

     (b) Allocation and Payment to Trust - Company Contributions for a Plan Year shall be allocated to the Members' Accounts on or before the last day of the Plan Year quarter for which such contributions are made. Company Contributions for any Plan Year shall be paid to the Investing Institution not later than the date, which is prescribed by law for filing the Company's income tax return, including any extension thereof.

     (c) Additional Company Contributions or Reallocations Permitted to Correct Administrative Error - If, with respect to a Plan Year, an administrative error results in a Member's Account not being properly credited with the amount of Company Contributions, or earnings on such contributions, corrective Company Contributions or Account reallocations may be made in accordance with this subsection. Solely for the purpose of placing any affected Member's Account in the position that it would have been in if no error had been made:

     (1) The Company may make additional contributions to such Member's Account; or

     (2) The Committee may reallocate existing Company
Contributions made under Section 3.1 among the Accounts of affected Members.

     3.2 Return of Contributions - All Company Contributions are conditioned on their being allowed as a deduction for federal income tax purposes and are also expressly conditioned on the initial qualification of the Plan under Code Section 401(a) as determined by the Internal Revenue Service. Notwithstanding any provision of the Plan to the contrary, Company Contributions made to the Plan may be returned to the Company if:

     (a) the contribution is made by reason
of mistake of fact; or

     (b) the contribution is conditioned on its deductibility under Code Section 404 and such deductibility is denied; provided such return of contribution is made within one year of the mistaken payment of the contribution or the disallowance of the deduction, as the case may be. A contribution shall be considered to be made by reason of a mistake of fact if, for example, it is based on incorrect information as to eligibility or compensation of an Employee, a mathematical error or an erroneous belief that such contribution is consistent with the limitations of Section
11.1. Also see Section 9.7 regarding return of contributions if the Plan is not initially determined to be qualified by the Internal Revenue Service. So much of the contribution as is attributable to the mistake of fact shall be repaid by the Trustee upon demand by the Company upon presentation of evidence of the mistake of fact and calculation as to the impact of the mistake.

     3.3 Vesting of Member's Account and Forfeitures - A Member shall have a vested and nonforfeitable interest in his Account upon (a) his completion of five (5) years of Vesting Service or (b) the occurrence of a Change in Control while the Member is employed. If upon a Member's Severance from Service such Member has a forfeitable interest in his Account, the amount in such Member's Account shall be forfeited. If a former Member resumes employment with the Company or an Affiliated Company within five years of his Severance of Service, the amount forfeited shall be restored (without earnings) to his Account.

       Amounts forfeited under this Section shall be used, not later than as of the last day of the Plan Year in which the forfeiture occurs, to reduce future Company
Contributions, to defray administrative expenses of the Plan, and to restore Members' Accounts in accordance with the preceding paragraph of this Section.


                          ARTICLE IV

                  Investment of Contributions

     4.1 Investment Funds and Elections  -

     (a)  Election of Investment Funds

     (1) Each Member shall direct, following such procedures as may be specified by the Committee, to have his Account (and/or the respective sub-accounts) allocated or reallocated as appropriate among the various Investment Funds, which are made available under the Plan from time to time, in increments of 1%; provided that such increments shall always total 100%.

     (2) An investment directive shall be effective as soon as is administratively feasible following the date the investment directive is delivered to the Committee or its designee, pursuant to the rules established by the Committee concerning the timing of such investment directive which are applied in a consistent and nondiscriminatory manner.

     (b) Initial Investment Directions A Member's initial investment election shall allocate his entire Account, together with all subsequent contributions to the Member's
Account, among the Investment Funds for so long as the election remains in effect.

     (c)  Subsequent Investment Elections

     (1) Any investment directive shall remain in effect until changed by a new directive.

     (2) New elections shall be made in the same manner set forth in Section 4.1(a).
     (3)  A Member may (i) re-allocate the Member's existing
Account among Investment Funds, (ii) modify the allocation of future contributions among Investment Funds or (iii) a combination of (I) and (ii) above.

     (c) Investment Options - It is the Company's intent that this Plan complies with the requirements of Section 404(c) of the ERISA. In accordance with the foregoing, the Committee shall select such Investment Funds as are deemed appropriate and shall notify affected Members of such Investment Funds. The Committee may modify, eliminate or select new Investment Funds from time to time and shall notify affected Members of such changes and solicit new investment elections, if appropriate.

     (d) Failure to Make Investment Elections - If a Member fails to make an investment election by the deadline established by the Committee for such purpose, the Member shall be deemed to have elected that his Account be invested in the Investment
Fund that in the sole discretion of the Committee best preserves principal.

     (e) Other Rules - All Trust transactions reflecting investment elections among the various Investment Funds will occur as of the date upon which the elections are to take effect and the values of the various funds shall be determined as of such dates.

     7.3 Errors and Omissions - Where an error or omission is discovered in any Member's Account, the Committee shall make appropriate corrective adjustments as of the end of the Plan
  Year in which the error or omission is discovered.


                           ARTICLE V

                         Distributions

    5.1 Distributions on Termination of Employment
Other than By Reason of a Member's Death -

     (a) A Member who has a Severance from Service prior to the date such Member has a nonforfeitable interest in his Account in accordance with Section 3.3 shall not be entitled to any benefits under the Plan, and instead shall be deemed to have received a distribution of zero dollars upon his Severance from Service; provided that if such Member is reemployed by the Company or an Affiliated
Company within five years of his or her Severance from Service, such Member shall be deemed to have repaid such zero dollar distribution.

     (b) Subject to Section 5.4, if a Member who has attained age 55 has a Severance from Service for any reason other than death, he may elect (in the manner specified by the Committee) at any time following his Severance from Service to receive a single sum cash payment of the nonforfeitable portion of his Account as soon as practicable following the Committee's receipt of the Member's election.

     (c) Subject to Section 5.4, if a Member who has not attained age 55 has a Severance from Service for any reason other than death, he must wait until he attains age 55 to receive his benefit. After attaining age 55 he may then elect to receive a single sum cash payment of the nonforfeitable portion of his Account as soon as practicable following the Committee's receipt of the election.

     (d) If a Member is eligible to receive a distribution in accordance with subsection (b) or (c) above, he may request in the manner prescribed by the Committee to have such distribution paid directly to him or paid as a "direct rollover distribution" (as defined in Code Section 402(c) and the regulations and other guidance issued thereunder).

     (e) The amount of such distribution shall be determined as of the Valuation Date immediately preceding the date the Account is distributed.

     (f) The Committee or its designee shall notify each Member, at such time and in such manner as required by Sections 402(f) and 411(a)(11) of the Code and the regulations and other guidance issued thereunder, of his right to make a "direct rollover distribution," in accordance with Section 5.5 below, and his right to receive a distribution of his Account under this Section
5.1.

    (g) Distribution of a Member's Account under the Plan may occur prior to 30 days after the Committee or its designee provides such notice, provided:

     (1) the Member is informed that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether to make a direct rollover distribution and whether to receive an immediate distribution; and

     (2) the Member, after receiving the notice, requests to receive an immediate distribution in the manner prescribed by the Committee.

     5.2 Distribution Upon a  Member's Death -

     (a) In the event a Member dies prior to his receipt of a distribution under Section 5.1 the vested balance of his Account shall be paid in a single sum cash payment to the Member's Beneficiary as soon as practicable following receipt of proper payment instructions by the Trustee from the Committee. The amount of such distribution shall be determined in accordance with Section 5.1 (e). The Committee shall provide the Trustee payment instructions as soon as practicable after the Member's death or notification of the Member's death, if later. If distribution has commenced before the participant's death, the remaining interest will be distributed at least as rapidly as under the method of distribution being used as of the date of the participant's death. Distributions from the plan will be made in accordance with the requirements of the regulations under section 401(a)(9), including the minimum distribution incidental benefit requirements of section 1.401(a)(9)-2 of the proposed regulations.

     (b) Notwithstanding the foregoing,
if the Member's Beneficiary is the Member's Spouse, such Beneficiary may elect to defer receipt of the single sum payment beyond the date on which it normally would become payable, but in no event later than December 31 of the calendar year in which the Member would have attained age
70.5.

     (c) In no event may a Beneficiary elect to receive a payment of a Member's Account in any form of payment other than a single sum payment. Further, if a Spousal Beneficiary defers distribution of any amounts from the Plan, then prior to the distribution of such Account, the Beneficiary may not obtain any partial distributions. However, such Beneficiary may continue to invest amounts in the Member's Account in accordance with Article IV.

     5.3 Lost Members or Beneficiaries - If a Member or
Beneficiary cannot be located by reasonable efforts of the Committee within a reasonable period of time after the latest date such benefits are otherwise payable under the Plan, the amount in such Member's Account shall be forfeited and used to reduce future Company
Contributions, defray administrative expenses of the Plan, and restore Members' Accounts in accordance with this section; provided, however, that such forfeited amount shall be restored (without earnings) if, at any time, the Member or Beneficiary who was entitled to receive such benefit when it first became payable shall, after furnishing proof of his identity and right to make such claim to the Committee, file a written request for such benefit with the Committee.

     5.4 Required Distributions -

   (a) Notwithstanding anything to the contrary in this Plan payments under the Plan to a Member shall begin not later than the 60th day after the latest of the close of the Plan Year in which:
       (1) the Member attains age 55;

       (2) occurs the fifth anniversary of the year in which the Member commences participation in the Plan; or

       (3) the Member has a Severance from Service.

   (b) Payment of benefits to any Member who is a 5% owner as defined in Code
Section 416 shall be paid in the form of a lump sum payment not later than the April 1 following the Calendar year in which such Member attains age 70.5

   (c) If upon a Member's Severance from Service, he or she has a nonforfeitable interest in his Account that is less than $5,000, he or she will receive a mandatory distribution of his Account balance within 60 days after the end of the Plan Year coincident with or immediately following his or her termination.

     5.5 Direct Rollover Distributions - At the request of a Member, a surviving Spouse of a Member, or a Spouse or former Spouse of a Member that is an alternate payee under a qualified domestic relations order under Section 10.5 (referred to as the "distributes") and upon receipt of the direction of the Committee or its designee, the Trustee shall effectuate a direct rollover distribution of the amount requested by the distributes, in accordance with Code Section 401(a)(31), to an eligible retirement plan (as defined in Code Section 402(c)(8)(B)). Such amount may constitute all or any whole percent of any distribution from the Plan otherwise to be made to the distributes, provided that such distribution constitutes an "eligible rollover distribution" as defined in Code Section 402(c) Code and the regulations and other guidance issued thereunder. All direct rollover distributions shall be made in accordance with the following subsections (a) through
(d):

     (a) A direct rollover distribution may only be made to one eligible retirement plan; a distributee may not elect to have a direct rollover distribution apportioned between or among more than one eligible retirement plan.

     (b) Direct rollover distributions shall be made in cash to the Trustee of the eligible retirement plan, in accordance with procedures established by the Committee.

     (c) No direct rollover distribution shall be made unless the distributed furnishes the Committee with such information as the Committee shall require and deems to be sufficient.

     (d) Direct rollover distributions shall be treated as all other distributions under the Plan and shall not be treated as a direct trustee-to-trustee transfer of assets and liabilities.

     5.6 Payments to Minors and Incompetents - If a Member or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such persons as the Committee might designate or to the duly appointed guardian. Any such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.


                          ARTICLE VI

                      Management of Funds

     6.1 General Responsibilities - All the funds of the
Plan shall be held by a Trustee or Trustees appointed from time to time by the Board of Directors, in one or more trusts under a trust instrument or instruments approved or authorized by the Board of Directors for use in providing the benefits of the Plan; provided that no part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and their Beneficiaries.

     6.2 Funding Agreements -

     (a) All the funds of the Plan shall be held by one or more Investing Institutions appointed from time to time by the Company. The Company shall have no liability for the investment of the funds paid over to the Investing
Institution.

     (b) The Company retains the right to act on behalf of all persons having an interest in any Trust Fund and to enter into additional Trust Agreements.


                          ARTICLE VII

                  Administration of the Plan


      7.1 Named Fiduciaries - The following parties are named as Fiduciaries of the Plan and shall have the authority to control and manage the operation and administration of the Plan:

     (i)    The Company;
     (ii)   The Board;
     (iii)  The Pension Committee; and
     (iv)   The Administrative Committee.

The Fiduciaries named above shall have only the powers and duties expressly allocated to them in the Plan and in the Trust Agreement and shall have no other powers and duties in respect of the Plan; provided, however, that if a power or responsibility is not expressly allocated to a specific named fiduciary, the power or responsibility shall be that of the Company. No Fiduciary shall have any liability for, or responsibility to inquire into, the acts and omissions of any other Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Fiduciary under this Plan or the Trust Agreement.

      7.2  Board of Directors -

(a) The Board shall have the following powers and duties with respect to the Plan:

          (1) to appoint and remove the Trustee and the members of the Committee as provided herein, and
          (2) to amend any or all of the provisions of the Plan and to terminate the Plan in whole or in part pursuant to the procedures provided hereunder.

(a) The Board shall have no other responsibilities with respect to the Plan.


     7.3   Trustee -

The Trustee shall exercise all of the powers and duties assigned to the Trustee as set forth in the Trust Agreement.
The Trustee shall have no other responsibilities with respect to the Plan.


     7.4     Administrative Committee and Pension Committee -

     (a)  Membership of the Administrative Committee and Pension
Committee


The Pension Committee shall consist of one or more individuals who shall be appointed by and serve at the pleasure of the Board. The Administrative Committee shall consist of one or more individuals who shall be appointed by and serve at the pleasure of the Pension Committee. Any Member, officer, or director of the Employer shall be eligible to be appointed a member of either the Administrative Committee or Pension Committee and all members shall serve as such without compensation. Upon Severance from Service with the Employer or upon ceasing to be an officer or director, if not an employee, he shall no longer be eligible to serve on the Administrative Committee or the Pension Committee. The Board (with respect to the Pension Committee) and the Pension Committee (with respect to the Administrative Committee) shall have the right to remove any member of the Committee over which it has jurisdiction at any time, with or without cause. A member may resign at any time by written notice to the appropriate committee and to the Board (with respect to the Pension Committee) and to the Pension Committee (with respect to the Administrative Committee). If a vacancy in either the Administrative Committee or Pension Committee should occur, a successor shall be appointed by the Board (with respect to the Pension Committee) or the Pension Committee (with respect to the Administrative Committee). The Administrative Committee and Pension Committee shall by written notice keep the Trustee notified of current membership of both the Administrative Committee and Pension Committee, their officers and agents. The Administrative Committee and Pension Committee shall furnish the Trustee a certified signature card for each member of the Administrative Committee and Pension Committee and for all purposes hereunder the Trustee shall be conclusively entitled to rely upon such certified signatures.

     (a)  Governance of Administrative Committee and Pension
Committee

The Board shall appoint a Chairman and a Secretary from among the members of the Pension Committee and the Pension Committee shall appoint a Chairman and Secretary from among the members of the Administrative Committee. All resolutions, determinations and other actions shall be by a majority vote of its members. The Administrative Committee and Pension Committee may appoint such agents, who need not be members of either committee, as it deems necessary for the effective performance of their duties, and may delegate to such agents such powers and duties whether ministerial or discretionary, as the appropriate committee deems expedient or appropriate. The compensation of such agents shall be fixed by the appropriate committee; provided, however, that in no event shall compensation be paid if such payment violates the provisions of Section 408 of the ERISA and is not exempted from such prohibitions by Section 408 of the ERISA.

     (b)  Duties of Administrative Committee

The Administrative Committee shall have complete control of the administration of the Plan (except for those duties delegated to the Pension Committee) with all powers necessary to enable it to properly carry out the provisions of the Plan. In addition to all implied powers and responsibilities necessary to carry out the objectives of the Plan and to comply with the requirements of the ERISA, the Administrative Committee shall have the following specific powers and responsibilities:

          (1) To construe the Plan and Trust Agreement and to determine all questions arising in the administration, interpretation and operation of the Plan;
          (2) To decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan and Trust Agreement;
          (3) To determine the benefits of the Plan to which any Member, Beneficiary or other person may be entitled;
          (4) To keep records of all acts and determinations of the Committee, and to keep all such records books of accounts, data and other documents as may be necessary for the proper administration of the Plan;
          (5) To prepare and distribute to all Plan Members and Beneficiaries information concerning the Plan and their rights under the Plan, including, but not limited to, all information which is required to be distributed by the ERISA, the regulations thereunder, or by any other applicable law;
          (6) To file with the Secretary of Labor such reports and additional documents as may be required by the ERISA and regulations issued thereunder, including, but not limited to, summary plan descriptions, modifications and changes, annual reports, terminal reports and supplementary reports;
          (7) To file with the Secretary of the Treasury all reports and information required to be filed by the Code, the ERISA and regulations issued under each; and
          (8) To do all things necessary to operate and administer the Plan in accordance with its provisions and in compliance with applicable provisions of federal law.

     (a)  Duties of Pension Committee

The Pension Committee shall have complete control over the selection and retention of investment alternatives available under the Plan with all powers necessary to enable it to properly carry out the provisions of the Plan. The Pension Committee may utilize the services of an investment manager to select investment alternatives (in which case the Pension Committee shall have complete control over the selection and retention of such investment manager). Furthermore, the Pension Committee may structure the investment alternatives and investment provisions in a manner that satisfies the requirements of ERISA Section 404(c).

     (e)  Assistance by Employer

To enable the Administrative Committee and Pension Committee to perform their functions, the Employer shall supply full and timely information required by either committee. For example, the Employer shall provide the Administrative Committee with all matters relating to the compensation and length of service of all Members, their Retirement, death or other cause of Severance from Service, and such other pertinent facts as the Administrative Committee may require. The Administrative Committee shall advise the Trustee of such fats and issue to the Trustee such instructions as may be required by the Trustee in the administration of the Plan. The Administrative Committee, Pension Committee and the Employer shall be entitled to rely upon all certificates and reports made by a Certified Public Accountant selected or approved by the Employer. The Administrative Committee, Pension Committee, the Employer and its officers and the Trustee, shall be fully protected in respect of any action suffered by them in good faith in reliance upon the advice or opinion of any accountant or attorney, and all action so taken or suffered shall be conclusive upon each of them and upon all other persons interested in the Plan.

     7.5 Standard of Fiduciary Duty - Any Fiduciary, or any person designated by a Fiduciary to carry out fiduciary responsibilities with respect tot he Plan, shall discharge his duties solely in the interests of the Members and Beneficiaries for the exclusive purpose of providing them with the benefits an defraying the reasonable expenses of administering the Plan. Any Fiduciary shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matter would use in the conduct of an enterprise of a like character and with like aims. Any Fiduciary shall discharge its duties in accordance with the documents and instructions governing the Plan insofar as such documents and instructions are consistent with the provisions of the ERISA.
Notwithstanding any other provisions of the Plan, no Fiduciary shall be authorized to engage in any transaction which is prohibited by Sections 408 and 2003(a) of the ERISA or Section 4975 of the Code in performance of its duties hereunder.

     7.6 Claims Procedure - Any Member, former Member, Beneficiary, or Spouse or authorized representative thereof (hereinafter referred to as "Claimant"), may file a claim for benefits under the Plan by submitting to the Committee a written statement describing the nature of the claim and requesting a determination of its validity under the terms of the Plan. Within thirty (30) days after the date such claim is received by the Committee, it shall issue a ruling with respect to the claim. If the claim is wholly or partially denied, written notice shall be furnished to the Claimant, which notice shall set forth in a manner calculate to be understood by the Claimant:

(1)  The Specific reason or reasons for denial;
(2) Specific reference to pertinent Plan provisions on which the denial is based;
(3) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and
(4)  An explanation of the claims review procedures.

Any Claimant whose claim for benefits has been denied, may appeal such denial by resubmitting to the Committee a written statement requesting a further review of the decision within sixty (60) days of the date the Claimant receives notice of such denial. Such statement shall set forth the reasons supporting the claim, the reasons such claim should not have been denied, and any other issues or comments which the Claimant deems appropriate with respect to the claim.

If the Claimant shall request in writing, the Committee shall make copies of the Plan documents pertinent to his claim available for examination of the Claimant.

Within sixty (60) days after the request for further review is received, the Committee shall review its determination of benefits and the reasons therefor and notify the Claimant in writing of its final decision. Such written notice shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, with specific references to the pertinent Plan provisions on which the decision is based. The Committee's decision of appeal may be reviewed by the Board, which shall have the right to overrule the Committee.

     7.7 Indemnification of Board, Administrative Committee and Pension Committee Members

To the extent permitted under the ERISA, the Plan shall indemnify the Board, the Administrative Committee and the Pension Committee against any cost or liability which they may incur in the course of administering the Plan and executing the duties assigned pursuant to the Plan. The Employer shall indemnify the members of the Administrative Committee, Pension Committee and the Board against any personal liability or cost not provided for in the preceding sentence which they may incur as a result of any act or omission in relation to the Plan or its Members. The Employer may purchase fiduciary liability insurance to insure its obligation under this Section 7.7. Promptly after receipt by an indemnified party under this Section 7.7 of notice of commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an Employer, notify the Employer of the commencement thereof, and the omission so to notify the Employer will relieve the Employer from the obligation to indemnify such party. The Employer shall be entitled to participate at its own expense in the defense or to assume the defense of any action brought against the party indemnified hereunder. In the event the Employer elects to assume the defense of any such suit, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. The indemnified party shall bear the fees and expenses of any additional counsel retained by him.


                         ARTICLE VIII

                   Amendment and Termination


   8.1 Right to Amend - The Company intends for the Plan to be permanent so long as the Company exists; however, it reserves the right to modify, alter, or amend this Plan or the Trust Agreement, from time to time, to any extent that it may deem advisable, including, but not limited to any amendment deemed necessary to insure the continued qualification of the Plan under Sections 401(a) and 401(k) of the Code or to insure compliance with the ERISA; provided, however, that the Company shall not have the authority to amend the Plan in any manner which will:

   (a) Permit any part of the Fund (other than such part as is required to pay taxes and administrative expenses) to be used for or diverted for purposes other than for the exclusive benefit of the Members or their Beneficiaries;

   (b) Cause or permit any portion of the Fund to revert to or become the property of the Employer;

   (c) Change the duties, liabilities, or responsibilities of the Trustee without its prior written consent.

Any amendment by the Company shall be made by resolution duly adopted by the Board; provided, however, that the Plan may be amended by the Committee without further action by the Board when such amendment is in the judgment of the Committee necessary or desirable with respect to administrative matters or in order to conform with the law or regulations issued by the Internal Revenue Service provided such amendments do not significantly increase the cost of the Plan to the Employer or adversely affect Members to a significant extent.

   8.2 Termination and Discontinuance of Contributions - The Company shall have the right at any time to terminate this Plan or to discontinue permanently its contributions hereunder (hereinafter referred to as "Plan Termination"). Upon Plan Termination or partial termination, the Account of each affected Member shall become fully vested and the Committee shall direct the Trustee with reference to the disposition of the Fund, after payment of any expenses properly chargeable against the Fund. The Trustee shall distribute all amounts held in Trust to the Members and others entitled to Distributions in proportion to the Accounts of such Members and other Distributees as of the date of such Plan Termination. The termination of sponsorship of the Plan by any Affiliated Sponsor shall to affect the sponsorship of the Plan by the Company or any other Affiliated Sponsor.

    8.3 IRS Approval of Termination - The Trustee shall not be required to make any Distribution from this Plan in the event of complete or partial Plan Termination until the Internal Revenue Service has issued a favorable determination with respect to the Plan's termination.


                          ARTICLE IX

                      General Provisions

     9.1 Expenses - All costs and expenses in administering the Plan and managing the Trust Fund may be paid from the Trust Fund and charged within the Trust Fund to the appropriate Investment Funds to which such costs and expenses are attributable to the extent such expenses are not paid by the Company. Notwithstanding the foregoing, brokerage fees, commissions, stock transfer taxes and other charges and expenses in connection with the purchase and sale of securities shall be paid from the Trust Fund and charged within the Trust Fund to the Investment Fund to which such charges and expenses are attributable.

     9.2 Source of Payment - Benefits under the Plan shall be payable only out of the Trust Fund and the Company shall not have any legal obligation or liability to make any direct payment of benefits under the Plan. Neither the Company nor the Trustee guarantees the Trust Fund against any loss or depreciation, or guarantees the payment of any benefit hereunder. No persons shall have any rights under the Plan with respect to the Trust Fund, or against the Trustee or the Company, except as specifically provided for herein.

     9.3 No Right of Employment - Nothing contained in the
Plan shall be deemed to give any employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge or to retire any employee at any time.

     9.4 Non-Alienation of Benefits - Except as specifically provided in the Plan, no benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, attach or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Neither any benefit, nor the Trust Fund shall, in any manner, be liable for or subject to the debts or liability of any employee included in this Plan or any beneficiary. If any employee included in this Plan or any Beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge, attach or otherwise encumber his rights or benefits under this Plan or any part thereof, or if by reason of bankruptcy or otherwise the rights or benefits of any employee included in this Plan or of any beneficiary would devolve upon anyone else or would not be enjoyed by him, then the Committee, in its discretion and to the extent permitted by law, may terminate his interest in any such right or benefit and direct the Trustee to hold or apply it for his use or account or for the use or account of his spouse, children, or other dependents or any of them in such manner as the Committee may deem proper.

     9.5 Qualified Domestic Relations Orders -
Notwithstanding any provision in the Plan to the contrary, the Committee shall take such steps as are necessary under the Plan to comply with the terms of any applicable
"qualified domestic relations order" (as defined by Code
Section 414(p) and ERISA Section 206(d)). The Account of any Member subject to such an order shall be adjusted to reflect any payments made pursuant to such order. Payments may not be made from this Plan pursuant to such an order at any time prior to earliest retirement age, as defined in the Code and ERISA. The Committee shall adopt such procedures as it deems necessary and appropriate to carry out the provisions of this Section.

     9.6 Invalidity of Provisions - If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included.

    9.7 Failure to Initially Oualify Plan - In no event shall any part of the corpus or the income of the Plan be used for, or diverted to, any purpose other than the exclusive benefit of Members, former Members and their Beneficiaries hereunder. Notwithstanding the foregoing, in the event that the Internal Revenue Service initially determines that the Plan does not qualify under Code
Section 401(a), all Company Contributions made prior to such initial determination as to the qualification of the Plan may be returned to the Company within one year of the denial of qualification.

    9.8 Adoption of Plan By SubsidiaryAffiliated or
Associated Company - The Board or the Chief Executive
Officer of the Company shall determine which employers shall become Affiliated Sponsors within the terms of the Plan. In order for the Board or CEO to designate an Employer as an Affiliated Sponsor, the Board or CEO must designate in writing that the business enterprise is an Affiliated Sponsor. Th Board or CEO may also specify such terms and conditions pertaining to the adoption of the Plan by the Affiliated Sponsor as the Board or CEO deems appropriate. An Affiliated Sponsor is entitled to adopt the Plan with respect to certain of its Employees, while not adopting the Plan with respect to the remainder to its employees.

    9.9 Mergers and Transfers - No merger or consolidation with, or transfer of assets or liabilities to, any profit sharing or retirement plan, shall be made unless the benefit each Member in this Plan would receive if the Plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit he would have received had the Plan terminated immediately before such merger, consolidation or transfer.

    9.10 Compliance with Securities Laws - Any other provisions in this Plan to the contrary notwithstanding, purchase or distribution of Company common stock shall be subject to compliance with any applicable federal or state securities laws or rules and regulations thereunder.

    9.1l Governing Law - To the extent such laws are not preempted by ERISA, the provisions of the Plan shall be interpreted in accordance with the laws of the state of Georgia.

    9.12 Trust-to-Trust Transfers - In the event of a transfer from a qualified plan (other than a plan subject to the requirements of Section 417 of the Code), and at the discretion of the Committee, and pursuant to procedures issued by the Committee, the individuals who were Members in such other plan may be given the opportunity to elect to have their entire interests in such plan transferred directly on a trust-to-trust basis into this Plan. Any such transferred amounts shall be allocated to Accounts of Members as determined by the Committee.

    9.13 Construction - The masculine pronoun includes the feminine and the singular includes the plural.

    9.14 Nondiscrimination Testing - For purposes of satisfying the nondiscrimination requirements under Code
Section 401(a)(4), the term "highly compensated employee" shall mean an Employee who:

     (a) was a 5% owner, as defined in Section 416(i)(1) of the Code, at any time during the Plan Year or the preceding Plan
Year; or

     (b) for the preceding Plan Year performed services for the Company or an Affiliated Company, received compensation
(within the meaning of Treasury Regulation section 1.415-2(d)(11)(i)) in excess of $80,000 (adjusted at the same time and in the same manner as under Section 415(d) of the Code) and was a member of the "Top Paid Group." "Top Paid Group" means the top 20% of all Employees ranked on the basis of Compensation received from the Employer during the applicable year. The number of Employees in the Top Paid Group shall be determined by ignoring Employees who are no-resident aliens and Employees who do not perform services for the Employer during the applicable year.

For purposes of the foregoing paragraph, a Former Employee shall be treated as a Highly Compensated Employee if (i) such former Employee was a Highly Compensated Employee when such former Employee separated from service, or (ii) such former Employee was a Highly Compensated Employee at any time after attaining age 55.

     9.15 USERRA - Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u)(4) of the Code, effective for reemployment on or after December 12, 1994.



                           ARTICLE X

                   Contribution Limitations

     10.1 Annual Addition
Limitation -

    (a) Notwithstanding any provision of the Plan to the contrary, in no event shall the Annual Addition (as hereinafter defined) with respect to any Member in any calendar year (which shall be the "Limitation Year") exceed the lesser of (1) 25% of the Member's compensation (within the meaning of Treasury Regulation section
1.415-2(d)(2)(i)) or (2) the dollar limit in effect for such calendar year in accordance with Code Section
415(c)(1)(A).

    (b) For purposes of this Section 10.1, the term "Annual
Addition" with respect to any Member means the Company
Contributions and forfeitures made pursuant to Section 3.1 allocated to the Member's Account and amounts described in Code Section 419A(d)(2).

    (c) If a Member is also participating in another tax-qualified defined contribution plan maintained by the Company or an Affiliated Company (as modified by application of Code Section 415(h)), the otherwise applicable limitation on Annual Additions under this Plan shall be reduced by the amount of annual additions (within the meaning of Code Section 415(c)(2)) under any such other defined contribution plan.

    (d) Excess Company Contributions, as determined under subsections (a) through (c) above, shall be used to reduce future Company Contributions on behalf of the Member for the next succeeding Limitation Year and succeeding
Limitation Years as necessary. If the Member is not covered by the Plan as of the end of such succeeding year, but an excess amount still exists, such excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future contributions on behalf of the other Members entitled to an allocation, in that Limitation Year, and succeeding Limitation Years, if necessary.

     10.2 Top-Heavy Provisions -

    (a) Special Top-Heavy Definitions - For purposes of this Section 10.2, the following terms shall have the following meanings:

    (1) "Determination Date" means, with respect to any Plan Year, the last Valuation Date of the preceding Plan
Year.

    (2) "Key Employee" means a Member or former Member who is a "key employee" as defined in Code Section
416(i).

    (3) "Permissive Aggregation Group" means, with respect to a given Plan Year, this Plan and all other plans of the Company and its Affiliated (other than those included in the Required Aggregation Group) which, when aggregated with the plans in the Required Aggregation Group, continue to meet the requirement of Code Sections 401 (a)(4) and 410.

    (4) "Present Value of Accounts" means, as of a given Determination Date, the sum of the Members' Accounts under the Plan as of such Valuation Date. The determination of the Present Value of Accounts shall take into consideration distributions made to or on behalf of the Member in the Plan Year ending on the Determination Date and the four preceding Plan Years, but shall not take into consideration the Accounts of any Member who has not performed any services for the Company during the five year period ending on the Determination Date.

    (5) "Required Aggregation Group" means with respect to a given Plan Year, (i) this Plan, (ii) each other plan of the Company and its Affiliated Companies in which a Key Employee is a participant (regardless of whether the plan has terminated within the last five (5) Plan Years), and (iii) each other plan of the Company and its Affiliated Companies which enables a plan described in (i) or (ii) to meet the requirements of Code Sections 401(a)(4) and 410.

    (6) "Top-Heavy" means, with respect to the Plan for a Plan Year:

     (i) that  the  Present  Value  of  Accounts  of  Key
         Employees exceeds 60% of the Present Value of Accounts of all Members, or

    (ii) the Plan is part of a Required Aggregation Group and such Required Aggregation Group is a Top-Heavy Group, unless the Plan or such Top-Heavy Group is itself part of a Permissive Aggregation Group which is not a Top-Heavy Group.

    (7) "Top-Heavy Group" means, with respect to a given Plan Year, a group of Plans of the Company which, in the aggregate, meet the requirements of the definition contained in Code Section 416(g)(2)(B). Solely for the purpose of determining if the Plan, or any other Plan included in a required aggregation group of which this Plan is a part, is Top-Heavy (within the meaning of Code Section 416(g)) the accrued benefit of an Employee other than a key employee (within the meaning of Code Section 416(i)(1)) shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all Plans maintained by the Company, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code
Section 411(b)(l)(C).

    (b) Special Top-Heavy Rules - Notwithstanding any other provision of the Plan to the contrary, the following provisions of this Section 10.2 shall automatically become operative and shall supersede any conflicting provisions of the Plan if, in any Plan Year, the Plan is Top-Heavy.

    (1) The minimum Company Contribution during the Plan
Year on behalf of a Member who is not a Key Employee shall be equal to the lesser of (i) 3% of such Member's compensation (within the meaning of Section 415 of the Code); or (ii) the percentage of compensation at which Company Contributions are made (or required to be made) under the Plan on behalf of the Key Employee for whom such percentage is the highest.

    (2) Member who is not a Key Employee and whose employment is terminated prior to the completion of two
(2) or more Years of Continuous Employment shall not be entitled to any portion of his Account under the Plan.
A Member who is not a Key Employee and whose employment is terminated after the completion of two (2) or more
Years of Continuous Employment shall be entitled to receive the vested portion of his Account, determined in accordance with the following schedule:

       Years of Continuous Service     Vested Percentage
                  2                          20%
                  3                          40%
                  4                          60%
                  5                         100%

    The vesting schedule under this subsection (b)(2) shall apply to the portion of the Account of a Member who is a non-Key Employee that represents contributions made by the Company on the Member's behalf before or while the Plan is a Top-Heavy Plan. In the event the Plan previously was a Top-Heavy Plan but subsequently is not a Top-Heavy Plan, the vesting schedule under this subsection (b)(2) shall be changed to the vesting schedule provided in Section 3.3 of the Plan; provided, however, that any non-key Employee who has completed at least three (3) or more Years of Continuous Employment and who had at least one Hour of Service while the Plan was a Top-Heavy Plan, shall be entitled to elect, within a reasonable period, which of the above two vesting schedules is applicable to his Account.

    (4) In the event that Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this Section 10.2 are no longer necessary for the Plan to meet the requirements of Section 401 or other applicable law then in effect, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.


    IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed and adopted effective January
1, 2000.


                              GOLD KIST INC.

                              By: /s/ Gaylord O. Coan
                              Title: CEO

Attest: /s/ J. David Dyson
Title:  Secretary


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